                                                                Exhibit 10.10(e)



                  AMENDMENT NO. 4 ("AMENDMENT"), dated as of August 15, 2000, to the Amended and Restated Credit Agreement, dated as of March 10, 2000 (as the same may be amended, restated, supplemented and/or modified from time to time in accordance with its terms, the "CREDIT AGREEMENT"), by and between VIASOURCE COMMUNICATIONS, INC. (the "Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION (the "LENDER"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                  The Borrower has requested an increase to the total Revolving Commitment of Lender and Lender is willing to grant such request on the terms and conditions set forth herein.

                  Accordingly, the parties hereto agree as follows:

                  Section 1. AMENDMENT

                  (a) Section 1.1 of the Credit Agreement is hereby by amended by amending the definition of "Revolving Commitment" appearing therein by (x) deleting the dollar amount "$15,000,000" appearing in such definition and (y) inserting the dollar amount "$25,000,000" in substitution therefor.

                  (b) Section 2.2(a) of the Credit Agreement is hereby amended by (x) deleting the table for calculation of "Applicable Margin" for Revolving Loans and (y) inserting the following substitution therefor:

                           The "APPLICABLE MARGIN" for Revolving Loans that are Base Rate Loans and LIBOR Rate Loans shall be determined quarterly, based upon the calculation of the Total Leverage Ratio and the Senior Leverage Ratio for the prior fiscal quarter, as follows (provided, however, that for purposes of calculation of the Applicable Margin for the third fiscal quarter of the Borrower for Fiscal Year 2000 shall be 3.50% for LIBOR Rate Loans and 2.25% for Base Rate Loans):


                                         Applicable Margin for        Applicable Margin for Base
Ratios                                   LIBOR Rate Loans             Rate Loans
------                                   ---------------------        -------- -----------------
Total Leverage less than 4.25x and       2.75%                                 1.50%
Senior Leverage less than 3.0x

Total Leverage greater than or equal     3.50%                                 2.25%
to 4.25x or Senior Leverage greater
than or equal to 3.0x


                  (c) Section 6.4(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           (iii) Borrower and its Subsidiaries may make
                           Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount not to exceed the sum of (A) less than or equal to the dollar amount set forth below for such Fiscal Year and (B) the unused portion (if any) of the maximum amount of Consolidated Capital Expenditures permitted hereunder for the then immediately preceding Fiscal Year (and without giving effect to any additional amounts permitted during such preceding Fiscal Year because of this clause
                           (B)):

                                    Fiscal Year Ended              Dollar Amount
                                    -----------------              -------------
                                    December 31, 2000              $15,000,000
                                    December 31, 2001              $16,000,000
                                    December 31, 2002              $22,000,000
                                    December 31, 2003              $26,000,000
                                    December 31, 2004              $31,000,000
                                    December 31, 2005              $37,000,000

                           provided, however, that in the event the Borrower successfully completes an Initial Public Offering that generates cash proceeds to the Borrower of at least $140,000,000, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures in any Fiscal Year, in accordance with the calculations set forth above, in an amount as set forth below:

                                    Fiscal Year Ended              Dollar Amount
                                    -----------------              -------------
                                    December 31, 2000              $20,000,000
                                    December 31, 2001              $40,000,000
                                    December 31, 2002              $40,000,000
                                    December 31, 2003              $40,000,000
                                    December 31, 2004              $40,000,000
                                    December 31, 2005              $40,000,000

                  (d) Section 6.7(a) of the Credit Agreement is hereby amended by amending and restating the table appearing therein in its entirety as follows:

                  Period                                                Ratio
                  ------                                                -----

         July 1, 2000 through September 30, 2000                       7.0:1.0

         October 1, 2000 through December 31, 2000                     6.5:1.0

         January 1, 2001 through March 31, 2001                        3.5:1.0

         April 1, 2001 and thereafter                                  3.0:1.0

                  (e) Section 6.7(b) of the Credit Agreement is hereby amended by amending and restating the table appearing therein in its entirety as follows:

                  Period                                                Ratio
                  ------                                                -----

                  January 1, 2001 through March 31, 2001               0.5:1.0

                  March 31, 2001 through June 30, 2001                 0.75:1.0

                  July 1, 2001 through December 31, 2001               1.0:1.0

                  January 1, 2002 and thereafter                       1.25:1.0

                  Section 2. REPRESENTATIONS AND ADDITIONAL PROVISIONS

                  1. The Borrower represents and warrants that (i) after giving effect to this Amendment, no Default or Event of Default is continuing, (ii) the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (iii) the Credit Agreement, as amended by this Amendment, is duly enforceable against the Borrower.

                  2. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and other Loan Documents are unchanged, and such agreements shall remain in full force and effect and are hereby confirmed and ratified.

                  3. The Borrower shall pay all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated hereby under this Amendment, including but not limited to fees and expenses of Kaye, Scholer, Fierman, Hays & Handler LLP, counsel to the Lender.

                  4. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the Loan Documents to the Credit Agreement shall mean and refer to, from and after the effectiveness of this Amendment, the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement and the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

                  5. This Amendment shall be effective upon (i) receipt by the Lender of five fully executed copies hereof, (ii) receipt by the Lender of an executed Amended and Restated Revolving Note, substantially in the form of Exhibit A attached hereto and (iii) payment by Borrower to Lender of the closing fee in the amount of $100,000.

                  6. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed signature page hereto.

                  7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        VIASOURCE COMMUNICATIONS, INC.

                                        By: /s/ Douglas J. Betlach
                                            ------------------------------------
                                            Name:  Douglas J. Betlach
                                            Title: Executive Vice President
                                                   Chief Financial Officer

                                        GENERAL ELECTRIC CAPITAL CORPORATION

                                        By: /s/ Stephen W. Hipp
                                            ------------------------------------
                                            Name: Stephen W. Hipp
                                            Title: Duly Authorized Signatory

                                    EXHIBIT A

                       AMENDED AND RESTATED REVOLVING NOTE

New York, New York                  $25,000,000
Issued as of March 10, 2000
Amended and Restated as of August __, 2000

                  FOR VALUE RECEIVED, VIASOURCE COMMUNICATIONS, INC., a New Jersey corporation ("BORROWER"), promises to pay to GENERAL ELECTRIC CAPITAL CORPORATION ("LENDER") or its registered assigns the principal amount of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000), plus interest as herein provided.

                  This Amended and Restated Revolving Note is issued pursuant to that certain Amendment No. 4 dated as of August __, 2000 by and between Borrower and Lender to that certain Amended and Restated Credit Agreement dated as of March 10, 2000 by and between Borrower and Lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT") and replaces in full the Revolving Note issued by the Borrower as of March 10, 2000 pursuant to the Credit Agreement. This Amended and Restated Revolving Note is entitled to the benefit and security of the Credit Agreement, the Security Agreements and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Advance made by Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Lender on its books; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Advances made by Lender to Borrower.

                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

                  If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  Upon and after the occurrence of any Event of Default, the unpaid principal balance of this Revolving Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                  Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

                  Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

                  This Note is subject to mandatory and optional prepayments as provided in subsection 2.4 of the Credit Agreement.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  The terms of this Revolving Note are subject to amendment only in the manner provided in the Credit Agreement. This Revolving Note is subject to restrictions on transfer or assignment as provided in subsections 8.1 and
8.14 of the Credit Agreement.

                  No reference herein to the Credit Agreement and no provision of this Revolving Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed in the Credit Agreement.

                  Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 8.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Revolving Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  IN WITNESS WHEREOF, borrower has executed and delivered this Revolving Note, and Borrower has caused this Revolving Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


                                VIASOURCE COMMUNICATIONS, INC.



                                By:
                                   ---------------------------------------------